Exhibit 8.1

511 Union Street, Suite 2700 P.O. Box 198966 Nashville, TN 37219-8966	615.244.6380 main 615.244.6804 fax wallerlaw.com

July 18, 2013

Healthcare Realty Trust Incorporated

3310 West End Avenue

Nashville, TN 37203

Re:	Healthcare Realty Trust Incorporated

Ladies and Gentlemen:

We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), in connection with the offering and sale of 3,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Offering”). The Offering is described more fully in the prospectus supplement dated July 16, 2013 (the “Prospectus Supplement”) and the accompanying prospectus dated February 18, 2011 (the “Base Prospectus”, together with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (Reg. No. 333-172368) (the “Registration Statement”). You have requested our opinion concerning certain of the U.S. federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (“REIT”).

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the opinions expressed herein, we have examined and relied on the Registration Statement (including the Prospectus) and such other documents and information provided to us by the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have relied upon the Company’s certificate dated July 18, 2013 (the “Certificate”), setting forth certain factual representations of

Healthcare Realty Trust Incorporated

July 18, 2013

the Company, including, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Certificate) may adversely affect the conclusions stated herein.

In our examination of the foregoing documents, we have assumed, with your consent, that, as of the date hereof, (i) all of the representations and statements set forth in the documents (including, without limitation, the Certificate) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; (iii) the Company at all times will operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended and as described in the Certificate; (iv) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland; and (v) any “Excess Shares” (defined in the Company’s Second Articles of Amendment and Restatement to be shares of a value exceeding 9.9% in value of the outstanding shares of the Company) held or deemed held by any person (pursuant to applicable rules of attribution) are deemed to have no value or voting rights.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we hereby confirm that:

1. The opinions of counsel referred to under the caption “U.S. Federal Income Tax Considerations” in Item 8.01 of the Company’s Current Report on Form 8-K filed on March 15, 2013, which are incorporated by reference into the Prospectus, represent our opinions on the subject matter thereof.

2. The statements made under the captions “Federal Income Tax Considerations” in the Base Prospectus and “U.S. Federal Income Tax Considerations” in the Company’s Current Report on Form 8-K filed on March 15, 2013, incorporated by reference in the Prospectus, insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level

Healthcare Realty Trust Incorporated

July 18, 2013

of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel and nothing has come to our attention which calls into question the accuracy of the facts referred to herein or the representations set forth in the Certificate, we have not undertaken an independent investigation of all of the facts referred to in this opinion letter or the Certificate.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your use in connection with the Offering, and speaks as of the date hereof. This opinion letter may not be relied upon by any person other than you or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof, and to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP